UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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IROBOT CORPORATION
(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN PARTNERS, L.P. RMCP GP LLC RED MOUNTAIN CAPITAL PARTNERS LLC RED MOUNTAIN CAPITAL MANAGEMENT, INC. WILLEM MESDAG LAWRENCE S. PEIROS
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Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GREEN proxy card to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation.

On April 18, 2016, The Boston Globe published the following article:

iRobot wars

It’s getting ugly over at iRobot Corp.

No, we’re not talking about the Roombas. Those floor-cleaning robots are still pretty darn cute. The ugliness is taking place behind the scenes, as an activist shareholder wages a war against the company’s management to get two seats on the board.

The fight, in case you missed it, pits former Goldman Sachs banker Will Mesdag and his Los Angeles firm, Red Mountain Capital, against iRobot chief executive Colin Angle, lead independent director Deborah Ellinger, and the rest of their team. It’s a battle that will come to a head at iRobot’s next annual meeting at its Bedford headquarters on May 25.

The two management-backed incumbents are Carbonite CEO Mohamad Ali and Silver Spring Networks CEO Michael Bell. On the other side, it’s Mesdag and former Clorox chief operating officer Larry Peiros. Both teams are starting to court investors big and small, by phone and in person, to win their votes.

The fight occasionally spills into the public view: Written communications are supposed to be filed with the Securities and Exchange Commission. Management, for example, responded on Thursday to a missive Mesdag sent out the prior week and accused him of having a “fundamental misunderstanding of iRobot’s business” and “an alarming lack of understanding of iRobot’s past, present, and future.”

At least the two sides agree on one thing: The fight is hinging on whether Mesdag should be allowed to join the board. Mesdag, whose firm controls 6 percent of iRobot’s shares, said it should be a no-brainer.

“You can read that more broadly to understand they wouldn’t want a shareholder on the board,” Mesdag said. “They don’t want the challenge that a shareholder will bring and the accountability that comes with that.”

Source: The Boston Globe. The Boston Globe is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.

Jon Chesto for The Boston Globe